EXHIBIT 10.32


                     NATIONAL AUTO/TRUCKSTOPS, INC.


                           FRANCHISE AGREEMENT


            Franchise  Agreement,  made this        day of                     ,
                                              -----         -------------------
19__, by and between NATIONAL AUTO/TRUCKSTOPS, INC., a Delaware corporation, having its principal place of business at 1650 East Golf Road, Schaumburg,
Illinois 60196-1088 ("Franchisor") and                   ("Franchisee").
                                      -------------------

                               WITNESSETH:

            WHEREAS, Franchisor owns a unique auto/truckstop network which includes, among other things, the establishment, development and operation of businesses for full-service truckstop facilities that provide motor fuel pumping facilities, along with one or more of the following services: truck care and repair services, a full-service restaurant, a convenience store, showers, laundry facilities, telephones, recreation rooms, truck weighing scales and other compatible business services ("A/TS Network");

            WHEREAS, Franchisor has expended time, effort and money to develop the A/TS Network;

            WHEREAS, Union Oil Company of California, a California corporation ("Unocal"), is the owner of certain registered or unregistered trademarks, service marks and/or trade names when used in the field of manufacturing, marketing and selling various petroleum and related products and services;

            WHEREAS, Unocal has granted Franchisor a license to use and sublicense such registered or unregistered trademarks, service marks and/or trade names in connection with the operation of the A/TS Network, pursuant to a trademark license agreement ("Trademark License Agreement") by and between Unocal and Franchisor;

            WHEREAS, in addition to the trademarks, service marks and/or trade names granted under the Trademark License Agreement, Franchisor may, from time to time, develop, use and control other trademarks, service marks and/or trade names for the benefit and use of Franchisor and the Franchised Businesses in order to identify for the public the source of products and services and to represent the A/TS Network's high standards of operations, quality, appearance and service;





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            WHEREAS, Franchisor grants to certain qualified persons a Franchised
Business providing products and services authorized and approved by Franchisor and utilizing the Marks, and Franchisee desires to own and/or operate a Franchised Business under the A/TS Network and wishes to enter into a franchise relationship with Franchisor for that purpose, as well as to receive assistance provided by Franchisor in connection therewith (collectively, a "Franchise Relationship");

            WHEREAS, Franchisee understands and acknowledges the importance of and agrees to comply with Franchisor's high and uniform standards of quality and service and the necessity of operating the Franchised Business in conformity with Franchisor's standards and specifications; and

            WHEREAS, Franchisor expressly disclaims the making of and Franchisee acknowledges that it has not received nor relied upon any warranty or guaranty, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Franchisee acknowledges that it has read this Agreement and Franchisor's Uniform Franchise Offering Circular and all exhibits thereto ("Offering Circular") upon which it has exclusively relied, and that it has no knowledge of any representations by Franchisor, or its officers, directors, stockholders, employees or agents that are contrary to the statements made in the Offering Circular or to the terms herein.

            NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:

                             I.  DEFINITIONS

            1.1 Except where the context otherwise requires, the following terms used herein shall have the meanings set forth below.

                  A. "ACCESS 76 System" shall mean the on-line credit card and information retrieval system pursuant to a Software License Agreement between Franchisor and Unocal.

                  B. "Advertising Fund" shall mean the advertising, marketing and promotional fund to be used for the development, placement and implementation of Advertising Materials to promote the A/TS Network.

                  C. "Advertising Material" shall mean any advertising or promotional material, including, but not limited to, newspapers, other print media, radio and television advertising, other electronic media advertising, specialty and novelty items, signs, boxes, containers, point-of-sale materials, napkins, bags and wrapping papers.







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                  D. "Affiliates" shall mean, with respect to any person, any person directly or indirectly controlling, controlled by or under direct or indirect common control with such other person.

                  E. "Approved Supplies List" shall mean a list of approved inventory, products, fixtures, furniture, equipment, signs, stationery, supplies, and other items or services used to operate the Franchised Business.

                  F. "Approved Suppliers List" shall mean a list of approved manufacturers, suppliers and distributors of items or services on the Approved Supplies List.

                  G. "Average Monthly Base" shall mean the total of all Non-Fuel Revenue derived from the operation of Franchisee's Franchised Business during the Base Year divided by twelve (12).

                  H. "Base Year" shall mean the twelve (12) month period beginning July 1, 1991 and ending June 30, 1992.

                  I. "Branded Fuel" shall mean such brands of fuel meeting Franchisor's specifications and bearing the Unocal Marks or such other Marks as Franchisor may designate from time to time.

                  J. "Branded Products" shall mean certain petroleum products, truck care products, and other merchandise bearing the Marks.

                  K. "Buying Program" shall mean a program to capitalize on group buying power through the purchase by Franchisor on behalf of truckstops in the A/TS Network of products or services used in the Franchised Business, including, but not limited to, communications services and devices; store merchandise; restaurant food supplies and services; garage parts and services; insurance policies; and business services that serve the trucking industry and other business customers.

                  L. "Claim" shall mean an action, suit, claim, demand, cause of action, legal or administrative or arbitral proceeding, inquiry or investigation.

                  M. "Confidential Information" shall mean any and all information, whether obtained before or after Franchisor acquired the A/TS Network, relating to the A/TS Network, including, but not limited to, trade secrets, technology, processes, business plans, business systems, knowledge, knowhow, drawings, materials, equipment, techniques, procedures for display of products, product formula and other data. For purposes of this Agreement, Confidential Information shall exclude information that (i) was in the public domain at the time of its disclosure to Franchisee or (ii) becomes part of the public domain through no violation of this







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Agreement or any other obligation by Franchisee or any third party to keep such information confidential.

                  N. "Confidential Operations Manual" shall mean the confidential operations and procedures manual or series of manuals as developed and maintained by Franchisor for the Franchised Businesses and as the same may be modified or supplemented from time to time by Franchisor.

                  O. "Five Star" shall mean the program for operation and appearance of the Franchised Premises prescribed by Franchisor in the Confidential Operations Manual and the Lease Agreement.

                  P. "Fleet Accounts" shall mean trucking companies or other purchasers of large quantities of diesel fuel.

                  Q. "Fleet Marketing Throughput Agreement" shall mean, if executed by Franchisee, the Fleet Marketing Throughput Agreement, between Franchisor and Franchisee, in substantially the form of Exhibit A attached hereto, pursuant to which Franchisee agrees to sell diesel fuel owned by Franchisor to Fleet Accounts in return for a service fee.

                  R. "Franchised Business" shall mean a franchised business that is part of the A/TS Network and provides full-service truckstop facilities that provide motor fuel pumping facilities, along with one or more of the following services: truck care and repair services, a full-service restaurant, a convenience store, showers, laundry facilities, telephones, recreation rooms, truck weighing scales and other compatible business services approved by Franchisor.

                  S. "Guides" shall mean Unocal's National Truck Credit Card Guide, ACCESS 76 Guide, Unocal's Restaurants and TruckStop Stores Credit Card Guide, Unocal's Service Station Credit Card Guide and such other guides as Franchisor may, from time to time, introduce into the A/TS Network and require Franchisee to comply with.

                  T. "Incapacity" shall mean, if Franchisee is an individual, the death or continuing severe physical or mental disability of Franchisee of at least three (3) months' duration, which renders Franchisee unable to provide for the continued proper operation of its Franchised Business.

                  U. "Indemnified Parties" shall mean Franchisor and its Affiliates, officers, employees, agents, stockholders, designees, successors, assigns and representatives.








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                  V. "Lease Agreement" shall mean any lease for the Franchised
Premises between Franchisor and Franchisee.

                  W. "Losses" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, labilities, judgments, awards, find, sanctions, penalties, charges and amounts paid or payable in settlement, including, all reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and other agents.

                  X. "Mark(s)" shall mean the Unocal Marks and such other trade names, trademarks, service marks, logos and commercial symbols as Franchisor determines in the future (and may hereinafter be designated by Franchisor) as an integral part of the A/TS Network.

                  Y. "Motor Fuel" shall mean diesel fuel and gasoline and such other fuel as Franchisor may sell, from time to time, for use in internal combustion engines.

                  Z. "National Warranty Program" shall mean the national service warranty program prescribed by Franchisor in the Confidential Operations Manual, as amended by Franchisor from time to time.

                  AA. "Non-Fuel Revenue" shall mean the total gross monies and other consideration received by Franchisee from all sales of parts, accessories, merchandise, food, beverages, other products and services made in or on orders placed at, or completed by delivery in, through or from any part of the Franchised Premises, excluding sales of Motor Fuel. Non-Fuel Revenue shall include sales and charges made for cash or upon credit whether or not collection is made of the amounts for which credit is given, but shall exclude refunds for merchandise returns, allowances, or adjustments permitted customers, sales taxes, and Franchisor's "TLC" Truck Lube Center gross product receipts but shall not exclude excise taxes, income taxes, or business taxes payable by Franchisee which are measured by Franchisee's net operating income. Non-Fuel Revenue shall also include any other monies or other consideration received from broker's office rental, income or commissions from broker boards, telephones, permit sales and motel rentals.

                  BB. "Person" shall mean an individual, corporation, partnership, association, trust, estate or other entity or organization.

                  CC. "Promotional Programs" shall mean programs developed, established and marketed by Franchisor from time to time and designed to induce users of Franchisee's products or services to patronize its Franchised Business.








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                  DD. "Unocal Marks" shall mean trademarks, trade names, service marks and associated logos and commercial symbols licensed to Franchisor pursuant to a trademark license agreement.

            1.2 Each of the following terms is defined in the paragraphs set forth opposite such term:


"A/TS Network"                        Recitals
"Advertising Committee"               10.3
"Asserted Liability"                  23.4
"Assign"                              21.2.A
"Claims Notice"                       23.4
"Continuing Services and Royalty Fee" 3.1
"Customer Complaint Form"             19.1.B.2
"Delivery Termination Date"           16.4.A
"Designated Terminal"                 16.4.A
"Force Majeure"                       XXXV
"Franchised Premises"                 2.1
"Franchise"                           Recitals
"Franchisor"                          Recitals
"Geographic Area"                     16.4.A
"Gross Negligence"                    23.4
"Initial Delivery Period"             16.4
"Initial Franchise Fee"               2.4
"Initial Term"                        5.1
"Monthly Non-Fuel Revenue Amount"     3.2
"Offering Circular"                   Recitals
"Outside Elements"                    12.13.E
"PMPA"                                19.1.A.3








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"PMPA Summary"                        19.1.E
"Principal Manager"                   21.2.B
"Purchase Price"                      16.6
"Qualified Immediate Family Member"   21.2.B
"Quarterly Maximum Gallons"           16.2
"Renewal Term"                        5.2
"Tax"                                 16.7
"Trademark License Agreement"         Recitals
"Transfer Fee"                        21.2.D
"Unocal"                              Recitals
"Wilful Misconduct"                   23.4


                   II.  APPOINTMENT AND FRANCHISE FEE

            2.1 Franchisor hereby grants to Franchisee, upon the terms and conditions herein contained, the right, franchise and privilege to operate a Franchised Business at, and only at, the following location:


                                              ("Franchised    Premises"),    and
------------------------------------------
Franchisee undertakes to operate the Franchised Business at, and only at, the Franchised Premises.

            2.2 In connection with Franchisor's grant of the Franchised Business to Franchisee, Franchisor will license Franchisee to use the Unocal Marks during term of this Agreement solely in connection with the Franchised Business.

            2.3 Franchisor does not grant Franchisee any territorial exclusivity outside the Franchised Premises.

            2.4 Upon execution of this Agreement, Franchisee shall pay to Franchisor a non-refundable initial franchise fee of SEVENTY-FIVE THOUSAND Dollars ($75,000.00) ("Initial Franchise Fee"). Franchisee acknowledges that the Initial Franchise Fee is fully earned and non-refundable upon execution of this Agreement as consideration for expenses incurred by Franchisor in furnishing assistance and services to Franchisee and for Franchisor's lost or deferred opportunity







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to franchise others.  (STRIKE THIS PARAGRAPH IF NOT PAYING AN INITIAL FRANCHISE
FEE.)


                III.  CONTINUING SERVICES AND ROYALTY FEE

            3.1 Commencing on January 1, 1994, Franchisee shall pay to Franchisor, without offset, credit or deduction of any nature, so long as this Agreement shall be in effect, an annual continuing services and royalty fee in an amount equal to three percent (3%) of the excess of all Non-Fuel Revenue derived from the Franchised Business during the calendar year over the Non-Fuel Revenue derived from the Franchised Business during the Base Year ("Continuing Services and Royalty Fee"). Such fee shall be paid monthly in arrears in the manner set forth in the Confidential Operations Manual.

            3.2 On or before the tenth (10th) day of each month commencing February 1, 1994, Franchisee shall calculate the Non-Fuel Revenue derived from the Franchised Business during the prior month just ended ("Monthly Non-Fuel Revenue Amount"). If the Monthly Non-Fuel Revenue Amount exceeds the Average Monthly Base, Franchisee shall pay to Franchisor on or before the tenth (10th) day of each month, three percent (3%) of the excess of the Monthly Non-Fuel Revenue Amount over the Average Monthly Base. If the Monthly Non-Fuel Revenue Amount is less than the Average Monthly Base, Franchisor shall credit Franchisee's account in the amount of three percent (3%) of the difference between the Monthly Non-Fuel Revenue Amount and Average Monthly Base and shall deduct such amount from the Continuing Services and Royalty Fee payments due in subsequent months for the remainder of such calendar year. In January of each year, Franchisor shall reconcile Franchisee's monthly payments of Continuing Services and Royalty Fees for the preceding year just ended. In the event that Franchisee has overpaid the amount due for Continuing Services and Royalty Fees in any calendar year, Franchisor shall refund to Franchisee any Continuing Services and Royalty Fees paid by Franchisee during such preceding calendar year.

            3.3 On or before the tenth (10th) day of each month Franchisee will submit to Franchisor on a form approved by Franchisor, a correct statement, signed by Franchisee, of Franchisee's Monthly Non-Fuel Revenue Amount for the preceding month just ended. Each monthly statement shall be accompanied by Franchisee's calculation of the Continuing Services and Royalty Fee payment based on the Monthly Non-Fuel Revenue Amount reported in the statement so submitted for the preceding month just ended. Franchisee shall make available to Franchisor for reasonable inspections at reasonable times all original books and records that Franchisor may deem necessary to ascertain Franchisee's Monthly Non-Fuel Revenue Amount.









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                              IV.  PAYMENT

            4.1 All Continuing Services and Royalty Fees, advertising contributions, amounts due for purchases by Franchisee from Franchisor, and other amounts which Franchisee owes to Franchisor shall bear interest after due date at eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is lower. Franchisee acknowledges that this Paragraph shall not constitute agreement by Franchisor to accept such payments after same are due or a commitment by Franchisor to extend credit to, or otherwise finance Franchisee's operation of, the Franchised Business. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as provided in Paragraph XIX hereof.

            4.2 Notwithstanding any designation by Franchisee, Franchisor shall have the sole discretion to apply any payments by Franchisee to any past due indebtedness of Franchisee for Continuing Services and Royalty Fees, advertising contributions, purchases from Franchisor, interest or any other indebtedness, in such amounts and in such order as Franchisor shall determine.


                          V.  TERM AND RENEWAL

            5.1 This Agreement shall be effective and binding from the date of its execution for an initial term commencing on the closing date of the transaction and ending on ("Initial Term").
                          ---------------

            5.2 Franchisee shall have the right to renew the Franchise Agreement at the expiration of the Initial Term for five (5) additional successive terms of three (3) years each ("Renewal Term"), provided that all of the following conditions have been fulfilled:

                  A. Franchisee has during the Initial Term complied with all the provisions of this Agreement and during any Renewal Term complied with the provisions of the then-current franchise agreement;

                  B. Franchisee is not in default of the provisions of Paragraph XIX of this Agreement;

                  C. Franchisee has given notice of renewal to Franchisor as provided in Paragraph XIX herein;

                  D. Franchisee has satisfied all monetary obligations owed by Franchisee to Franchisor and Franchisor's Affiliates and has timely met these obligations throughout the term of this Agreement;







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                  E. Franchisee has executed upon renewal Franchisor's
then-current form of franchise agreement, Lease Agreement and/or any other agreements required to be executed by the parties (with appropriate modifications to reflect the fact that the agreement relates to the grant of a renewal franchise), which agreements shall supersede in all respects this Agreement, the Lease Agreement and other agreements between the parties, and the terms of which may differ from the terms of this Agreement and other agreements between the parties, including, without limitation, a different percentage Continuing Services and Royalty Fee or advertising contribution, or adoption and utilization of any new or different computer hardware and software prescribed by Franchisor for current franchisees; provided, however, Franchisee shall not be required to pay the then-current initial franchise fee;

                  F. Franchisee has complied with Franchisor's then-current qualification and training requirements; and

                  G. Franchisee has executed a general release, in the then-current form prescribed by Franchisor, of any and all claims against Franchisor and its Affiliates, and their respective officers, directors, agents, stockholders and employees.

            5.3 Franchisor may terminate or not renew this Agreement by written notice to Franchisee, as provided in Paragraph XIX herein.


                         VI.  PROPRIETARY MARKS

            6.1 Franchisee acknowledges that Franchisee's right to use the Marks is derived solely from this Agreement and is limited to the conduct of the Franchised Business by Franchisee pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures prescribed by Franchisor from time to time during the term of this Agreement. Any unauthorized use of the Marks by Franchisee is a breach of this Agreement and an infringement of the rights of Franchisor in and to the Marks. Franchisee acknowledges that all usage of the Marks by Franchisee and any goodwill established by Franchisee's use of the Marks shall inure to the exclusive benefit of Franchisor and that this Agreement does not confer any goodwill or other interests in the Marks upon Franchisee. Franchisee shall not, at any time during the term of this Agreement or after its termination or expiration, contest the validity or ownership of any of the Marks or assist any other person in contesting the validity or ownership of any of the Marks. All provisions of this Agreement applicable to the Marks apply to any additional trademarks, service marks, and commercial symbols authorized for use by and licensed to Franchisee by Franchisor after the date of this Agreement.








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            6.2 Franchisee shall not use any Mark or portion of any Mark as part of any corporate or trade name, or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form, nor may Franchisee use any Mark in connection with the sale of any unauthorized product or service or in any other manner not expressly authorized in writing by Franchisor. Franchisee shall give such notices of trademark and service mark registrations as Franchisor specifies and obtain such fictitious or assumed name registrations as may be required under applicable law, and at Franchisee's expense. Franchisee shall not use any of the Marks in any manner which has not been specified or approved by Franchisor.

            6.3 Franchisee shall promptly notify Franchisor of any Claim based upon or arising from any attempt by any other Person to use the Marks or any colorable imitation thereof. Franchisee shall also notify Franchisor of any Claim against Franchisee relating to the Marks, within ten (10) days after Franchisee received notice of such Claim. Upon receipt of timely notice of a Claim against Franchisee relating to the Marks, Franchisor shall have the sole right to defend any such action. Franchisor shall have the exclusive right to contest or bring action against any third party regarding the third party's use of any of the Marks and shall exercise such right in its sole discretion. In any defense or prosecution of any litigation relating to the Marks undertaken by Franchisor, Franchisee shall cooperate with Franchisor and execute any and all documents and take all actions as may be desirable or necessary in the opinion of Franchisor and/or its counsel, to carry out such defense or prosecution. Both parties will make every effort consistent with the foregoing to protect, maintain, and promote the Marks and their distinguishing characteristics.

            6.4 If it becomes advisable at any time, and from time to time, in Franchisor's sole discretion, for Franchisor and/or Franchisee to modify or discontinue use of any Mark, including, but not limited to, the Unocal Marks, and/or use one (1) or more additional or substitute trade names, trademarks, service marks, or other commercial symbols, Franchisee shall comply with Franchisor's directions within a reasonable time after notice to Franchisee by Franchisor. Franchisee shall immediately, upon the request of Franchisor, and in any event upon termination of this Agreement, at no expense to Franchisor, discontinue and take such legal or other action as may be necessary to discontinue the use of the Marks.

            6.5 In order to preserve the validity and integrity of the Marks and copyrighted material licensed herein and to ensure that Franchisee is properly employing the same in the operation of its Franchised Business, Franchisor or its agents shall have the right of entry and inspection of the Franchised Premises at all reasonable times and, additionally, shall have the right to observe the manner in which Franchisee is rendering its services and conducting its operations, to confer with Franchisee's employees and customers, and at Franchisee's expense to select fuel, products, inventory, equipment and other items, materials and supplies for test







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of content and evaluation purposes to make certain that the services, fuel, products, inventory, materials, supplies, equipment and operations are satisfactory and meet the quality control provisions and performance standards established by Franchisor.

            6.6 Under no circumstances shall Franchisee use Franchisor's name or Marks (i) on any forms, publication, material or item disapproved by Franchisor, or (ii) in connection with any product or service not authorized by Franchisor, or (iii) in connection with any service performed by Franchisee in any manner not authorized by Franchisor.

            6.7 Franchisee shall not use in any advertising or any other form of promotion, the Marks (i) in any manner disapproved by Franchisor, and (ii) without the appropriate (C) or (R) registration marks or the designations (TM) or (sm) where applicable as specified by Franchisor in the Confidential Operations Manual.


                  VII.  CONFIDENTIAL OPERATIONS MANUAL

            7.1 Franchisor will loan to Franchisee during the term of this Agreement one (1) or more copies of a Confidential Operations Manual containing mandatory and suggested specifications, standards, operating procedures and rules prescribed from time to time by Franchisor for the A/TS Network and information relative to other obligations of Franchisee hereunder and the operation of its Franchised Business. Franchisor shall have the right to add to and otherwise modify the Confidential Operations Manual from time to time to reflect changes in the specifications, standards, operating procedures and rules prescribed by Franchisor for the A/TS Network, provided that no such addition or modification shall alter Franchisee's fundamental status and material rights under this Agreement. Franchisee shall immediately upon notice adopt any and all such changes.

            7.2 The Confidential Operations Manual (and any copies thereof) shall at all times remain the sole property of Franchisor and shall be returned promptly by Franchisee to Franchisor, at Franchisee's expense, immediately upon the expiration or other termination of this Agreement.

            7.3 Franchisee acknowledges that the Confidential Operations Manual contains proprietary information of Franchisor and agrees to keep such information confidential both during the term of this Agreement and subsequent to the expiration or termination of this Agreement. Franchisee shall at all times insure that at least one (1) up-to-date and current copy of the Confidential Operations Manual is available at the Franchised Premises. At all times that the Confidential Operations Manual is not in use by authorized personnel, Franchisee shall maintain the Confidential Operations Manual in a locked receptacle at the Franchised Premises and







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shall grant only authorized personnel, as defined in the Confidential Operations
Manual, access to the key or lock combination of such receptacle.

            7.4 In the event of any dispute as to the contents of the Confidential Operations Manual, the terms of the master copy of the Confidential Operations Manual maintained by Franchisor at Franchisor's principal place of business shall control.


                     VIII.  CONFIDENTIAL INFORMATION

            8.1 Franchisee acknowledges that knowledge of the operation of the Franchised Business is and will be derived from Confidential Information disclosed to Franchisee by Franchisor and that such Confidential Information is proprietary, confidential and a trade secret of Franchisor. Franchisee shall maintain the absolute confidentiality of all such Confidential Information during and after the term of this Agreement and shall not use any such Confidential Information in any other business or in any manner not specifically authorized or approved in writing by Franchisor.

            8.2 Franchisee shall divulge Confidential Information only to its employees that must have access to such information and only to the extent necessary to operate the Franchised Business.


                  IX.  MODIFICATION OF THE A/TS NETWORK

            Franchisee acknowledges that at any time and from time to time Franchisor may change or modify the A/TS Network, including, without limitation, the adoption and use of new or modified trade names, trademarks, service marks or copyrighted materials; new business centers; new computer systems; new inventory items; new products or services; new merchandising techniques; new equipment; or new techniques and that Franchisee will be required to accept, use and display for the purpose of this Agreement any such changes in the A/TS Network, as if they were part of this Agreement at the time of execution hereof. Franchisee will make such expenditures as are reasonably required by such modifications in the A/TS Network. Franchisee shall not change, modify or after in any way the A/TS Network, except as directed by Franchisor.


                             X.  ADVERTISING

            10.1 Franchisor reserves the right to require Franchisee to discontinue using any Advertising Material promoting the Franchised Business that Franchisor deems unacceptable or detrimental to the A/TS Network.







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            10.2 Beginning on January 1, 1994, or at such later time as
Franchisor's board of directors elects, and continuing throughout the term of this Agreement, Franchisee shall contribute to the Advertising Fund an amount equal to one percent (1%) of Non-Fuel Revenue. Franchisee's required payments to the Advertising Fund shall be made monthly in arrears at the same time and in the same manner as, and in addition to, the Continuing Services and Royalty Fee provided in Paragraph III herein. The Advertising Fund shall be maintained and administered by Franchisor or its designee, as follows:

                  A. Franchisor shall direct all advertising programs with sole discretion over the creative concepts, materials and media used in such programs and the placement and allocation thereof. Franchisor reserves the right in its sole and exclusive discretion to use such media, create such programs and allocate any money from the Advertising Fund to such regions or localities as Franchisor shall deem appropriate. All Advertising Material shall be and remain the sole property of Franchisor and may not be altered by Franchisee. Franchisee acknowledges that the Advertising Fund need not be spent pro rata and is intended to further the general recognition and acceptance of the Marks for the benefit of the A/TS Network.

                  B. Franchisor shall, for each of its Franchisor-owned Franchised Businesses, contribute to the Advertising Fund an amount equal to one percent (1%) of the Non-Fuel Revenue of such Franchised Businesses.

                  C. The Advertising Fund may be used to meet any and all costs of maintaining, administering, directing and preparing advertising material (including, without limitation, the cost of (i) preparing and conducting television, radio, magazine and newspaper advertising campaigns and other public relations activities; (ii) employing advertising agencies to assist therein;
(iii) producing signage and point-of-sale materials; (iv) conducting marketing activities; (v) compensating personnel employed by Franchisor to engage in advertising, marketing and/or public relations activities on behalf of the Advertising Fund if Franchisor in its sole and exclusive discretion, decides to employ such personnel, but only to the extent such personnel actually devote time to such activities; and (vi) providing promotional brochures and other marketing materials to franchisees in the A/TS Network). All sums paid by Franchisee to the Advertising Fund shall be maintained in a separate account from the other funds of Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Advertising Fund and advertising programs including, without limitation, conducting market research, preparing marketing and advertising materials, and collecting and accounting for assessments for the Advertising Fund; provided, however, that up to ten percent (10%) of the Advertising Fund may be expended by Franchisor for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Advertising Fund and advertising programs for Franchised Businesses including, without limitation, collecting and accounting for assessments for the Advertising Fund.

                  D. Franchisor maintains the right to terminate the Advertising Fund at any time. However, the Advertising Fund shall not be terminated until all monies in the Advertising Fund have been expended for advertising and promotional purposes, or returned to franchisees, as Franchisor deems fair and reasonable in its sole discretion.

                  E. An accounting of the operation of the Advertising Fund shall be prepared annually and shall be made available to Franchisee upon request.

                  F. Once contributions to the Advertising Fund are made by Franchisee, all such contributions shall be used as herein required and shall not be returned to Franchisee, except pursuant to Subparagraph 10.2.D. hereof.

            10.3 Franchisor shall form an Advertising and Promotion Committee ("Advertising Committee") comprised of no fewer than five (5) franchisee representatives (each, a "Franchisee Representative"), the number of such Franchisee representative being determined in Franchisor's sole discretion. Each Franchisee Representative shall represent a geographic region specified by Franchisor. Each Franchised Business shall have one (1) vote to elect annually the Franchisee representative from its respective geographic area. Franchisor may from time to time consult with the Advertising Committee to develop Advertising Materials and Promotional Programs. The Advertising Committee may recommend to Franchisor certain Advertising Materials and Promotional Programs deemed beneficial for promotion of the A/TS Network. However, Franchisor reserves the right, in its sole discretion, to make the final determination of Advertising Materials and Promotional Programs to be implemented into the A/TS Network and shall not be bound by the Advertising Committee's recommendations.

            10.4 Franchisee shall participate in all Promotional Programs conducted by Franchisor. Franchisor shall notify Franchisee of the creation of all such Promotional Programs and shall advise Franchisee with respect to all of the elements thereof. Franchisee shall adhere to all elements of such Promotional Programs, provided that no such Promotional Program shall dictate or control the price charged by Franchisee for any item. Franchisor may, however, suggest prices to be charged in any Promotional Program. Franchisor may establish no Promotional Programs, in its sole, subjective discretion, and need not consult or confer with Franchisee or any other franchisee of Franchisor, except to the extent provided in Subparagraph 10.3 above, with respect to the nature, content or amount of any Promotional Programs.

                 XI.  FRANCHISOR'S OPERATIONS ASSISTANCE

            11.1 Franchisor may, from time to time, advise or offer guidance to Franchisee relative to prices for the products and services offered for sale by its Franchised Business that in Franchisor's judgment constitute good business practice. Such guidance will be based on the experience of Franchisor and its franchisees in operating Franchised Businesses and an analysis of the costs of such products and prices charged for competitive products. Franchisee shall not be obligated to accept any such advice or guidance and shall have the sole right to determine the prices to be charged from time to time by its Franchised Business, and no such advice or guidance shall be deemed or construed to impose upon Franchisee any obligation to charge any fixed, minimum or maximum prices for any product offered for sale by the Franchised Business.

            11.2  During the term of this Agreement Franchisor shall:

                  A. Provide to Franchisee the Approved Supplies List and Approved Suppliers List;

                  B. Provide site engineering assistance;

                  C. Maintain and administer a Fleet Marketing Throughput Program, as provided in Exhibit A to this Agreement;

                  D. Provide centralized purchasing assistance for products and services outside of the Buying Program;

                  E. Administer the Buying Program, as further described in Paragraph XIII herein;

                  F. Provide ongoing training programs for Franchisee;

                  G. Coordinate system-wide advertising and administer the Advertising Fund;

                  H. Regulate quality standards and products throughout the A/TS Network; and

                  I. Provide Franchisee with key performance guidelines based on information gathered from franchisees in the A/TS Network.

            11.3 Franchisor may, from time to time, provide operations assistance which may consist of advice and guidance with respect to the following:

                  A. Proper procedures to be used by the Franchised Business, with respect to the sale of the Branded Fuel, Branded Products and other products and services as approved by Franchisor;

                  B. Additional products and services authorized for sale from Franchised Businesses;

                  C. Ongoing research and development of products, services, systems, procedures and techniques which may enhance the A/TS Network;

                  D. Central product purchasing services;

                  E. The institution of proper administrative, bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of a Franchised Business;

                  F. Seminars and programs designed to increase knowledge of the industry and/or foster and promote franchisee relations;

                  G. Advertising and promotional programs; and

                  H. Recommended software packages for conducting inventory control, point-of-sale and/or other functions.

            11.4 Franchisor, or its representative, shall make periodic visits to the Franchised Business for the purposes of consultation, assistance, and guidance to Franchisee in all aspects of the operation and management of the Franchised Business.


                     XII.  FRANCHISEE'S OBLIGATIONS

            12.1 Franchisee shall comply with all requirements set forth in this Agreement, the Confidential Operations Manual and other written policies supplied to Franchisee by Franchisor. All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures and rules. Franchisee shall comply with the entire set of specifications and standards for the A/TS Network including, but not limited to, the provisions of this Paragraph XII.

            12.2 Franchisee agrees to execute and deliver the Lease Agreement simultaneously with the execution of this Agreement.

            12.3 Franchisee shall follow such procedures or take such action as Franchisor may from time to time require to maintain the appearance and efficient operation of the Franchised Business and to meet or exceed Franchisor's annually published minimal acceptable Five Star score. If at any time in Franchisor's judgment the general state of repair or appearance of the Franchised Premises or its equipment, fixtures, signs or decor does not meet Franchisor's standards, Franchisor shall so notify Franchisee, specifying the action to be taken by Franchisee to correct such deficiency. If Franchisee fails to cure such deficiency within the period of time specified in said notice and thereafter fails to implement a bona fide program to complete any required maintenance, Franchisor shall have the right, in addition to all other remedies, to enter upon the Franchised Premises and effect such maintenance or repairs on behalf of Franchisee, and Franchisee shall pay to Franchisor the entire cost thereof upon demand. If Franchisee disputes the amounts owed Franchisor for such maintenance or repairs, Franchisor shall be entitled to reimbursement of its costs including, but not limited to, reasonable legal fees plus accrued interest. Failure to correct such deficiency is a material default of this Agreement and grounds for termination of this Agreement subject to the provisions of Paragraph XIX herein.

            12.4 Franchisee shall not make or permit anyone to make any modifications in or to the Franchised Premises of a permanent nature, including but not limited to, permanent improvements, alterations, decorations, or additions, structural or otherwise, in or to the Franchised Premises without first obtaining the written consent of Franchisor. All improvements, alterations, decorations, or additions made by Franchisee shall be completed in a good and workmanlike manner in accordance with all applicable laws and requirements, and Franchisee shall defend, indemnify, and hold Franchisor harmless from and against any and all costs, expenses, claims, liens, and damages to person or property resulting from the making of any such improvements, alterations, decorations, or additions in or to the Franchised Premises.

            Franchisee shall not do or suffer anything to be done whereby the Franchised Premises may be encumbered by a mechanic's lien or liens. If, however, any mechanic's lien is filed against the Franchised Premises, Franchisee shall discharge the same of record within ten (10) days after the date of filing. If Lessee fails to discharge any such lien as provided herein, such failure shall be a default of this Agreement.

            Franchisor shall not be liable for any labor or materials to be furnished to Franchisee upon credit, and no mechanic's or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of Franchisor in and to the Franchised Premises.

            12.5 Franchisee understands and acknowledges that uniformity of standards, products and services is essential to the A/TS Network. To that end, Franchisor reserves the right to reject any category of product or services offered for sale at the Franchised Business. Should Franchisee elect to offer and sell additional product or service categories to customers of the Franchised Business, Franchisor shall not unreasonably withhold its approval of any such category of product or service.

                  A. Franchisee shall immediately cease offering for sale or selling any product or service if Franchisor, in its sole discretion, deems such product or service to be detrimental to the Marks or the image of the A/TS Network.

                  B. Franchisee is prohibited from displaying, offering and selling any alcoholic beverages, or otherwise, any condom vending machines (unless required by law) and any sexual or pornographic materials (as determined by Franchisor in its sole discretion), including, without limitation, books, magazines, videotapes, cassettes, calendars, novelty and related items. Franchisor reserves the right, in its sole discretion, to expand the categories of products and services which Franchisee is prohibited from offering or selling from the Franchised Business.

            12.6 All inventory, products and materials, and other items and supplies used in the operation of the Franchised Business which are not purchased in accordance with Franchisor's Approved Supplies List and Approved Suppliers List shall conform to the specifications and quality standards established by Franchisor from time to time.

            12.7 Franchisor has an ACCESS 76 System and credit card services available for use by its Franchised Businesses. Franchisee shall use the ACCESS 76 System and credit card services from Franchisor or a source designated by Franchisor at a cost established by Franchisor, and Franchisee agrees not to obtain credit card services from any other source. Franchisee shall make sales of Motor Fuel and other products and services at the Franchised Business to persons presenting a valid credit card in accordance with the Guides.

            Franchisee shall comply with the instructions, policies, equipment requirements, and restrictions set forth in the Guides and agrees that Franchisor may refuse to accept credit card invoices, or may charge back to Franchisee any credit card invoices, where Franchisee has failed to comply with any instruction, policy, or restriction set forth in the Guides. Franchisor shall have the right, from time to time, to amend, add, or delete any instruction, policy, or restriction in the Guides including the right to charge a fee for Franchisor's acceptance of credit card invoices evidencing purchases from Franchisee. If Franchisee is past due on any payment to Franchisor, Franchisor may, without limiting any other lawful remedy, first apply credit card invoices to the payment of the past due indebtedness.

            12.8 Franchisee shall carry an adequate supply and maintain a representative inventory of Branded Products and other items and merchandise packaged under the Marks as required by the Confidential Operations Manual in such quantities sufficient to meet public demand. Franchisor may, in the future, develop additional products bearing the Marks, and Franchisor may introduce such products into the A/TS Network at Franchisor's discretion.

            12.9 In order to maintain the common identity of the A/TS Network, Branded Products shall be prominently displayed among the goods displayed for resale at the Franchised Premises and Franchisee shall maintain at such premises a stock of Branded Products sufficient to satisfy fully the demand of Franchisee's customers for such products.

            12.10 Franchisee, at its expense, shall secure and maintain in force all required licenses, permits and certificates relating to the operation of the Franchised Business and the property on which the Franchised Premises are located and shall operate the Franchised Business and maintain the property on which the Franchised Premises are located, in full compliance with all applicable federal, state and local laws, ordinances and regulations, including, without limitation, all such laws, ordinances and regulations relating to the dispensing of food products, occupational hazards and health, general liability and pollution liability insurance requirements, consumer protection, environmental protection, underground storage facilities and dispensing of fuel, trade regulation, workers' compensation, unemployment insurance and withholding and payment of federal and state income taxes and social security taxes, and sales, use and property taxes, as further described in Paragraph 23.6 herein and in the Lease Agreement. Further, throughout the term of this Agreement, Franchisee shall cause the Franchised Business to be in full and strict compliance with the Americans with Disabilities Act, as amended, except as otherwise provided in the Lease Agreement. Franchisee is responsible for daily monitoring of the underground storage facilities and dispensing of fuel and for reporting to and notifying Franchisor of any spills, leakage, losses and/or other difficulties relating to such underground storage facilities.

            12.11 Franchisee shall refrain from any merchandising, advertising or promotional practice which is unethical or may be injurious to the business of Franchisor, the A/TS Network and/or other Franchised Businesses or to the goodwill associated with the Marks, as determined by Franchisor in its sole discretion.

            12.12 Franchisor may, from time to time, develop and market special promotional items which will be made available to Franchisee at Franchisor's cost plus a reasonable markup, and Franchisee shall maintain a representative inventory of such promotional items to meet public demand. Franchisee shall have the right to purchase alternative promotional items provided that such alternative goods conform to the specifications and quality standards established by Franchisor from time to time.

            12.13 Franchisee shall operate the Franchised Business in a clean, safe and healthful manner that will assure that customers receive quality merchandise and courteous and efficient service, which shall include the following minimum obligations:

                  A. Sell merchandise and provide service with care, courtesy, and regard for customer satisfaction.

                  B. Take prompt action to respond to or correct all complaints received by Franchisor concerning Franchisee's operation of, or condition of, the Franchised Business or conduct of any employee of Franchisee. A written reply must be made to Franchisor within fourteen (14) days outlining Franchisee's actions or plans to resolve.

                  C. Operate or cause a qualified manager to at all times operate the Franchised Business in compliance with the standards prescribed in this Agreement.

                  D. Operate the Franchised Business so as not to pose a threat or danger to public health or safety or the environment.

                  E. Provide reasonable security at the parking lot of the Franchised Business for vehicles and drivers, and exert reasonable effort to maintain an absence of outside elements that negatively affect the image of the Franchised Business as well as the Branded Fuel and Branded Products. Specifically, "outside elements" refers to prostitutes, gamblers, drug dealers, and stolen goods dealers, but is not limited to same ("Outside Elements").

                  F. Provide, or have made outside arrangements for providing emergency service for passenger cars including tire service, road towing, belt replacement, and light replacement, but not to be limited to same.

                  G. Keep the Franchised Business open for business twenty-four
(24) hours each day including, but not limited to, the diesel and gasoline islands, garage, store and restaurant. Franchisee's closing the Franchised Business or any part thereof shall constitute abandonment by Franchisee and shall be a material breach of this Agreement.

                  H. Not engage in dishonest, fraudulent or scare selling practices.

                  I. Perform all services in a good workmanlike manner.

                  J. Provide a sufficient number of trained, courteous, and neat personnel who can communicate with customers by understanding and speaking English to operate the Franchised Business in an efficient and organized manner.

                  K. Store and dispense Motor Fuel only from tanks, pumps, or containers identified with only Franchisor-designated suppliers' trademarks or trade names.

                  L. Comply with the requirements of any conditional use permit or other approval covering the construction, maintenance, and/or operation of the Franchised Business. If the Franchised Business is subject to a permit, a copy shall be delivered to Franchisee and Franchisee shall acknowledge receipt of the copy on a form provided by Franchisor.

            12.14 Franchisee shall have on staff at all times during regular business hours a qualified mechanic experienced in truck service to provide prompt, courteous and workmanlike service, and to otherwise fulfill Franchisee's responsibilities under this Agreement. Such mechanic shall meet the requirements set forth in the Confidential Operations Manual.

            12.15 Franchisee shall participate in the National Warranty Program and shall abide by all provisions of the National Warranty Program as set forth in the Confidential Operations Manual.

            12.16 Franchisee shall notify Franchisor in writing within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Business.

            12.17 If Franchisee desires to utilize a software and hardware system in the operation of the Franchised Business, Franchisee shall utilize only such systems approved by Franchisor.

            12.18 At any full service truckstop facility, Franchisee shall maintain a minimum of fifty (50) paved truck parking spaces.


                          XIII.  BUYING PROGRAM

            13.1 Simultaneously with the execution of this Agreement, Franchisee may, in its sole option, elect to participate in the Buying Program, and does so elect unless this Paragraph is deleted from the Agreement. If Franchisee elects to participate in the Buying Program, Franchisee shall, until the third anniversary of this Agreement, purchase all products and services included in and offered through the Buying Program only from participating suppliers, and not from any other source. Franchisees who participate in the Buying Program agree to maintain a representative inventory of all products covered in such program. Franchisee's participation in the

Buying Program will automatically renew for the remainder of the term of the Franchise Agreement, unless Franchisee gives Franchisor notice at least six (6) months prior to the third anniversary of this Agreement. If at any time, Franchisee fails to comply with the requirements of the Buying Program or drops out of the Buying Program, Franchisee's participation in the Buying Program shall be terminated upon written notice from Franchisor, and Franchisee cannot later elect to participate in the Buying Program for the remainder of the then-current term of this Agreement. Nothing herein shall obligate Franchisor to initiate or continue the Buying Program, or to include any one (1) or more products or services within the Buying Program. (STRIKE THIS PARAGRAPH IF NOT PARTICIPATING IN THE BUYING PROGRAM).

            13.2 On or before December 1 of any calendar year, any franchisee who previously did not participate in the Buying Program may notify Franchisor of its intent to participate in the Buying Program for the three (3) year period starting January 1 of the subsequent calendar year. Franchisee shall pay a one-time fee of TWELVE THOUSAND FIVE HUNDRED Dollars ($12,500.00) for the right to join the Buying Program.


            13.3 If Franchisee elects not to participate or to renew its participation in the Buying Program, Franchisee agrees to maintain a representative inventory of all products covered in the Buying Program. Such products need not be purchased from suppliers participating in the Buying Program, but Franchisee shall comply with Subparagraph 13.4 hereof with respect to such products.

            13.4 All products and services not included in the Buying Program or listed on the Approved Supplies List, or purchased from suppliers not on the Approved Suppliers List, shall meet specifications and quality standards prescribed by Franchisor.


                      XIV.  ACCOUNTING AND RECORDS

            14.1 Franchisee shall maintain and preserve any and all records in the manner and for such time as required by the Internal Revenue Service of the United States.

            14.2 Franchisee shall maintain a daily Motor Fuel meter reading and shall provide such daily meter reading to Franchisor on a monthly report as prescribed in the Confidential Operations Manual.

            14.3 Franchisee shall, at its expense, submit to Franchisor, within ninety (90) days of the end of each fiscal year during the term of this Agreement, annual financial statements, prepared by an independent certified public accountant in accordance with generally accepted accounting principles.

            14.4 Franchisee shall provide Franchisor on or before the tenth
(10th) day of each month a sales report specifying all Non-Fuel Revenue derived from and actual fuel gallonage purchased through the Franchised Business in a form approved by Franchisor. In order to assist Franchisor in monitoring the A/TS Network, Franchisee shall submit to Franchisor such other information requested by Franchisor from time to time in the format prescribed by Franchisor in the Confidential Operations Manual or as Franchisor shall otherwise reasonably require in writing, including, but not limited to, state and federal fuel tax records by location and daily Motor Fuel meter readings by location.

            14.5 Franchisor or its designated agents shall have the right at all reasonable times to examine and copy, at its expense, the books, records, and tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books and records of Franchisee at Franchisor's expense. If an inspection or audit should reveal that any payments due to Franchisor have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to interest from the date such amount was due until paid, at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is lower. If an inspection or audit discloses an understatement in any report of two percent (2%) or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection or audit (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have, including, but not limited to, termination or non-renewal pursuant to Paragraph XIX.

            14.6 Franchisee acknowledges that nothing contained herein constitutes Franchisor's agreement to accept any payments after same are due or a commitment by Franchisor to extend credit to or otherwise finance Franchisee's operation of the Franchised Business. Further, Franchisee acknowledges that its failure to pay all amounts when due shall constitute a materially significant default and grounds for termination of this Agreement.


                               XV.  ACCESS

            Franchisor has the right to enter and inspect the Franchised Premises at any reasonable time with such employees, consultants, and equipment as it considers necessary to determine if Franchisee's obligations under this Agreement are being fulfilled.

                            XVI.  FUEL SUPPLY

            16.1 Subject to Subparagraph 16.2 below, Franchisor agrees to sell to Franchisee one hundred percent (100%) of Franchisee's requirements of Motor Fuel for resale to the motoring public, and Franchisee agrees to buy from Franchisor one hundred percent (100%) of Franchisee's requirements of such Motor Fuel.

            16.2 Franchisee's purchase of Motor Fuel shall be in fairly even monthly amounts, within the quarterly maximum gallons listed below ("Quarterly Maximum Gallons"). Franchisor shall not be obligated to sell to Franchisee during any stated period more than one hundred twenty percent (120%) of the Quarterly Maximum Gallons. Franchisee agrees to buy from Franchisor at least eighty percent (80%) of the Quarterly Maximum Gallons. Franchisee acknowledges and agrees that Franchisee's agreement to buy at least eighty percent (80%) of the Quarterly Maximum Gallons is reasonable and of material significance to the Franchise Relationship between Franchisor and Franchisee and that Franchisee's failure to purchase at least such percentage is grounds for Franchisor's termination or non renewal of this Agreement pursuant to Paragraph XIX. Franchisor reserves the right to amend this amount in writing in the event Franchisee experiences a reduction in Motor Fuel sales due to road closures, Force Majeure, or any other reason approved by Franchisor in writing. The amount of Quarterly Maximum Gallons will be adjusted annually as agreed upon by Franchisee and Franchisor.

                        Quarterly Maximum Gallons


                 Jan-Feb-Mar    Apr-May-June    Jul-Aug-Sept   Oct-Nov-Dec
                 -----------    ------------    ------------   -----------
                                        (in gallons)

Gasoline
                   -------        -------          -------        -------
Diesel Fuel
                   -------        -------          -------        -------

            16.3 Franchisee shall not commingle Motor Fuel sold to Franchisee by Franchisor pursuant to Paragraph XVI of this Agreement or consigned to Franchisee pursuant to the Fleet Marketing Throughput Agreement with Motor Fuel from any other suppliers or any other source.

            16.4 For purposes of this Agreement, the term Initial Delivery Period ("Initial Delivery Period") shall mean the period beginning on the date first above written and ending on the last date on which Franchisor is required to deliver Motor Fuel to Franchisee at the Franchised Premises pursuant to Subparagraph 16.4.A. During the Initial Delivery Period, Franchisor shall be responsible for arranging the delivery to the Franchised Premises of Motor Fuel purchased by Franchisee. Such deliveries shall be made on Franchisee's order in single deliveries of not less than seven thousand five hundred (7,500) gallons. Franchisor shall not be required to make such deliveries (i) within forty-eight (48) hours following receipt of Franchisee's order, (ii) other than during Franchisor's normal business hours, or (iii) on Sundays or holidays.

                  A. At any time during the period beginning on the date first above written and ending no later than eighteen (18) months after such date, Franchisor may notify Franchisee that Franchisor no longer intends to deliver Motor Fuel to Franchisee at the Franchised Premises. Such notice shall specify the last date on which Franchisor will deliver such Motor Fuel ("Delivery Termination Date") and the first date on which Franchisor shall begin to provide Franchisee with such Motor Fuel at a terminal designated by Franchisor within the Geographic Area ("Designated Terminal"). The Geographic Area shall encompass an area of not more than three hundred (300) miles from the Franchised Premises ("Geographic Area"). After the Delivery Termination Date (or after the eighteen
(18) month anniversary of this Agreement if Franchisor does not specify the Delivery Termination Date), Franchisee shall arrange for the delivery of such Motor Fuel from the Designated Terminal to the Franchised Premises.

                  B. After the Initial Delivery Period, Franchisee shall notify Franchisor of its quantity requirements of Motor Fuel no less than forty-eight
(48) hours prior to Franchisee's pick-up of Motor Fuel. Franchisor shall not be required to have Motor Fuel available to Franchisee (i) within forty-eight (48) hours following receipt of Franchisee's order, (ii) other than during the Designated Terminal's business hours, or (iii) on Sundays or holidays. Immediately upon notice by Franchisor to Franchisee, Franchisor may change the location of the Designated Terminal within the Geographic Area. Transportation equipment shall be loaded on a first-come, first-served basis. All demurrage shall be for the account of Franchisee.

            16.5 At Franchisor's request, Franchisee will furnish to Franchisor, on or before the tenth (10th) day subsequent to the end of each month, a written statement (i) specifying the date of each delivery by Franchisor or pick-up by Franchisee, as the case may be, during the preceding month, and (ii) showing the quantity of Motor Fuel purchased by or consigned to Franchisee on each such date.

            16.6 The purchase price to be paid by Franchisee for Motor Fuel ("Purchase Price") shall be the price in effect for the Franchised Premises at the time the transport truck receiving such Motor Fuel is completely loaded at the Designated Terminal. Such price shall be posted by Franchisor at its principal place of business and be available to Franchisee upon request. During the Initial Delivery Period, any and all freight charges with respect to the delivery of Motor Fuel by Franchisor to the Franchised Premises shall be included in the Purchase Price. After the Initial Delivery Period and during the remaining term of this Agreement, the Purchase Price shall exclude any and all such freight charges and such charges shall be the sole responsibility of and paid by Franchisee. Franchisor shall not be obligated to compute the Purchase Price pursuant to any particular formula or to maintain any particular differential between such price and other prices posted by Franchisor. Franchisor's records of the Purchase Price with respect to a particular transaction shall be conclusive and binding for all purposes of this Agreement.

            16.7 If any governmental authority now has, or later places, a tax, excise, inspection fee or charge (collectively, a "Tax") on Franchisor because of the manufacture, storage, withdrawal from storage, transportation, distribution, sale or handling of any Motor Fuel sold by Franchisor to Franchisee, such Tax shall be added to the Purchase Price and be the sole responsibility of and paid by Franchisee. Franchisor shall remain liable for any Tax applicable to Motor Fuel consigned by Franchisor to Franchisee pursuant to the Fleet Marketing Throughput Agreement.

            16.8 Franchisee shall pay for Motor Fuel purchased from Franchisor according to the terms established from time to time by Franchisor's Credit Department.

            16.9 A. During the Initial Delivery Period, title to, and risk of loss of, Motor Fuel purchased by Franchisee and delivered by Franchisor shall pass to Franchisee at the time the Motor Fuel enters the Motor Fuel storage tanks at the Franchised Premises. During the Initial Delivery Period, title to, and risk of loss of, Motor Fuel consigned pursuant to the Fleet Marketing Throughput Agreement to Franchisee by Franchisor and delivered by Franchisor shall remain with Franchisor until the time such Motor Fuel is delivered by Franchisee into the vehicles of the respective Fleet Accounts. Franchisee waives any claim against Franchisor as to quantity and quality of Motor Fuel delivered to the Franchised Premises unless Franchisee notifies Franchisor in writing within ten (10) days after receipt of such Motor Fuel.

                  B. After the Initial Delivery Period, title to, and risk of loss of, Motor Fuel purchased by Franchisee from Franchisor and delivered to the Franchised Premises shall pass to Franchisee at the time such Motor Fuel enters into the transportation equipment provided by Franchisee or for Franchisee's account. After the Initial Delivery Period, title to, and risk of loss of, Motor Fuel consigned pursuant to the Fleet Marketing Throughput Agreement to Franchisee by Franchisor and delivered to the Franchised Premises shall remain with Franchisor until the time such Motor Fuel is delivered by Franchisee into the vehicles of the respective Fleet Accounts. Franchisee waives any claim against Franchisor as to quantity or quality of Motor Fuel available to Franchisee pursuant to Paragraph 16.4.B unless Franchisee notifies Franchisor in writing within ten (10) days after receipt of such Motor Fuel.

            16.10 If at any time the volume of Motor Fuel that Franchisor has available for sale to its Franchised Businesses is, for any reason, less than the volume needed to supply its Franchised Businesses' demands, Franchisor shall allocate the volume of available Motor Fuel to its Franchised Businesses under a plan and formula that Franchisor determines is fair and reasonable.


                              XVII.  CREDIT

            In connection with evaluating Franchisee's financial status for credit purposes, Franchisor's Credit Department may at any time, and from time to time, request that Franchisee provide it with certain financial statements. Franchisee's failure to respond to any such request may result in Franchisor's denial of credit to Franchisee. If Franchisee fails to fulfill the terms of payment or if Franchisee's financial responsibility shall deteriorate in Franchisor's sole judgment, Franchisor may, without prejudice to any other lawful remedy, withhold Motor Fuel until payment is made, demand cash payment, demand advance payment or terminate or not renew this Agreement pursuant to Paragraph XIX. Franchisor may apply any payment made by or on behalf of Franchisee to any indebtedness owed Franchisor by Franchisee, notwithstanding any direction to the contrary. No payment made to Franchisor by check or other instrument shall contain a restrictive endorsement of any kind. A restrictive endorsement shall have no legal effect, even if the instrument restrictively endorsed is processed for payment and Franchisor retains the proceeds.


                            XVIII.  INSURANCE

            18.1 Franchisee shall procure at its expense, and maintain in full force and effect during the term of this Agreement, an insurance policy or policies protecting Franchisee and Franchisor and Franchisor's officers, directors, partners and employees, against any loss, liability, personal injury, death, or property damage or expense whatsoever arising or occurring upon or in connection with the Franchised Business, as Franchisor may reasonably require for its own and Franchisee's protection. Franchisor shall be named an additional insured in such policy or policies.

            18.2 Such policy or policies shall be written by a licensed insurance company satisfactory to Franchisor in accordance with standards and specifications set forth in the Confidential Operations Manual or otherwise in writing, as either may be modified from time to time by Franchisor, following written notice to Franchisee.

            18.3 Franchisor reserves the right to review and amend the amounts and types of the required insurance coverage annually.

            18.4 The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by Franchisor. Within thirty (30) days after execution of this Agreement, a Certificate of Insurance showing compliance with the foregoing requirements shall be furnished by Franchisee to Franchisor for approval. Such certificate shall state that said policy or policies will not be canceled or altered without at least ninety (90) days prior written notice to Franchisor and shall reflect proof of payment of premiums. Maintenance of such insurance and the performance by Franchisee of the obligations under this Paragraph shall not relieve Franchisee of liability under the indemnity provision set forth in this Agreement.

            18.5 Should Franchisee, for any reason, not procure and maintain insurance coverage as required by this Agreement, Franchisor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance coverage and to charge same to Franchisee, which charges, together with a reasonable fee for expenses incurred by Franchisor in connection with such procurement, shall be payable by Franchisee immediately upon notice.


                      XIX.  DEFAULT AND TERMINATION

            19.1  Termination and Non-renewal by Franchisor.

                  A. Franchisor may terminate or not renew this Agreement by written notice to Franchisee, upon the occurrence of any of the following:

                        1. Franchisee's failure to comply with any provision of this Agreement, the Fleet Marketing Throughput Agreement, the Lease Agreement, and any other agreement between the parties, which provision is reasonable and of material significance to the Franchise Relationship between Franchisor and Franchisee. Franchisor is not required to give Franchisee an opportunity to remedy any such failure prior to terminating or not renewing this Agreement; or

                        2. Franchisee's failure to exert good faith efforts to carry out the terms and conditions of this Agreement, the Fleet Marketing Throughput Agreement, or the Lease Agreement. Prior to terminating or not renewing this Agreement under the provisions of this Subparagraph 2, Franchisor shall advise Franchisee in writing of such failure and give Franchisee a reasonable opportunity to remedy it; or

                        3. The happening of any one (1) or more of the events, defined in the Petroleum Marketing Practices Act, as amended (including any similar successor legislation, the "PMPA"), as an event relevant to the Franchise Relationship or the happening of any other event which is relevant to the Franchise

Relationship including, but not limited to, the following: Franchisor is not required to give Franchisee an opportunity to remedy any such happening prior to terminating or not renewing this Agreement.

                              a.    Franchisee's fraud or criminal misconduct
in the operation of the Franchised Business.

                              b.    Declaration of bankruptcy or judicial
determination of insolvency of Franchisee.

                              c.    The death or continuing severe physical or
mental disability of Franchisee of at least three (3) months' duration which renders Franchisee unable to provide for the continued proper operation of the Franchised Business.

                              d.    If Franchisee is occupying the Franchised
Premises under a lease from Franchisor, the loss of Franchisor's right to grant possession under such lease through expiration of any underlying lease, if Franchisee was notified in writing, prior to the commencement of the term of this Agreement, of the duration of the underlying lease and of the fact that such underlying lease might expire and not be renewed during the term of this Agreement or at the end of this Agreement.

                              e.    The condemnation or other taking, in
whole or in part, of the Franchised Premises under the power of eminent domain. The condemnation award paid to Franchisor, or the payment received by Franchisor in exchange for its voluntary conveyance in lieu of condemnation, shall belong solely to Franchisor, and Franchisee shall not, by virtue of this Agreement, be entitled to any part thereof; provided, however, that nothing in this Agreement shall preclude Franchisee from prosecuting any claim directly against the condemning authority for loss of business, or depreciation to, damage to, or cost of, removal of, or for the value of stock, inventory and other personal property of Franchisee; and further provided, however, that no such claim shall diminish or otherwise adversely affect Franchisor's award or proceeds.

                              f.    Franchisor's loss of the right to grant
Franchisee the use of any Mark, unless the loss is due to Franchisor's trademark abuse, violation of federal or state law, or other fault or negligence of Franchisor related to bad faith action by Franchisor.

                              g.    The destruction, other than by Franchisor,
of all or substantially all of the Franchised Premises. If Franchisee is occupying the Franchised Premises under a lease from Franchisor and Franchisor rebuilds or replaces the Franchised Premises and elects to offer the operation of the rebuilt or replaced Franchised Premises in accordance with the terms of the Lease Agreement, Franchisee shall have the preferential right to again be the operator of the Franchised Premises.

                              h.    Franchisee's failure to pay Franchisor in a
timely manner when due, all sums to which Franchisor is legally entitled.

                              i.    Franchisee's failure to operate the
Franchised Business for seven (7) consecutive days, or shorter period of time which, under the facts and circumstances, is an unreasonable period of time.

                              j.    Franchisee's wilful adulteration,
mislabeling or misbranding of Motor Fuel sold at the Franchised Premises, or other trademark, trade name, service mark, or other identifying symbol or name violations.

                              k.    Franchisee's knowing failure to comply
with federal, state or local laws or regulations that are relevant to the operation of the Franchised Business.

                              l.    Franchisee's conviction of any felony
involving moral turpitude; or

                        4. Franchisor's good faith determination, made in the normal course of business, to withdraw from the marketing of Motor Fuel through retail outlets in the state or geographic area in which the Franchised Business is located if:

                              a.    The term of this Agreement is three
(3) years or longer or Franchisee was offered a term of three (3) years or longer and elected to accept a lesser term; and

                              b.    Franchisor's determination to withdraw
was made after the effective date of this Agreement; and

                              c.    Franchisor's determination to withdraw
was made as a result of a change of relevant facts and circumstances.

                  B. In addition to the rights of termination or non-renewal by Franchisor, set forth above, Franchisor may decline to renew this Agreement:

                        1. If Franchisor and Franchisee fail to agree to changes or additions to this Agreement made by Franchisor in good faith and in the normal course of business, and Franchisor does not insist on such changes or additions being made for the purpose of preventing the renewal of this Agreement.

                        2. If Franchisor receives numerous bona fide complaints concerning Franchisee's operation of the Franchised Business and Franchisor promptly notifies Franchisee of each complaint and the reason it was communicated to Franchisor, and as to those complaints relating to the condition of the Franchised Business or the conduct of any employee of Franchisee, Franchisee does not take prompt action to cure or correct the basis for such complaints. Franchisor will communicate these complaints to Franchisee in writing using Franchisor's Customer Complaint Form ("Customer Complaint Form"). A written statement from Franchisee as to the outcome is required by Franchisor.

                        3. If Franchisee fails on at least three (3) occasions during the term of this Agreement, to operate the Franchised Business in a clean, safe and healthful condition and Franchisor notified Franchisee of each such failure.

                        4. Franchisor makes a good faith determination in the normal course of business not to renew this Agreement because such renewal would be uneconomical to Franchisor, despite any changes or additions to the provisions of this Agreement that may be acceptable to Franchisee; provided, however, that such non-renewal is not made for the purpose of converting the Franchised Business to operation by employees or agents of Franchisor for Franchisor's own account.

                  C. If the Franchised Premises are leased by Franchisee from Franchisor, Franchisor may also decline to renew this Agreement if Franchisor makes a good faith determination, in the normal course of business, to:

                        1. Convert the Franchised Premises to a use other than for the operation of an auto/truckstop; or

                        2. Materially alter, add to or replace the Franchised Premises if such alteration, addition or replacement is not made for the purpose of converting the Franchised Premises to operation by employees or agents of Franchisor for Franchisor's own account; or

                        3.    Sell the Franchised Premises.

                  D. Non-renewal under Subparagraph B.4 or Subparagraph C above shall not be effective unless (i) the term of this Agreement is for three (3) years or longer, or Franchisee was offered a term of three (3) years or longer and elected to accept a shorter term, and (ii) within the ninety (90) day period following notice of non-renewal, Franchisor makes a bona fide offer to sell, transfer or assign its interest in the Franchised Business to Franchisee, or if applicable, grants Franchisee a forty-five (45) day preferential right to meet the bona fide offer of another Person to purchase Franchisor's interest in the Franchised Business.

                  E. Franchisor's written notice of termination or non-renewal shall include a statement that this Agreement is being terminated or not renewed and shall set forth the reason or reasons for termination or non-renewal. The effective date of the termination or non-renewal shall be at least ninety (90) days after the date of notice of termination or non-renewal, except as provided by Subparagraph F below. Franchisor shall include with the notice a copy of the Summary of Title I of the PMPA, prepared by the office of the Secretary of Energy and published August 30, 1978, in Volume 43, No. 169 of the Federal Register, as amended from time to time ("PMPA Summary").

                  F. Although at least ninety (90) days written notice of termination or non-renewal is provided for in most circumstances, there may be times when the giving of a ninety (90) day notice is not reasonable. If such a circumstance occurs with regard to an event set forth in Subparagraph A, B, or C above, Franchisor may terminate or not renew this Agreement by giving Franchisee written notice of termination or non-renewal on the earliest date that is reasonably practical. If the period between the date of notice of termination or non-renewal and the effective date is thirty (30) days or less, Franchisor shall not lease the Franchised Premises to another Person for at least thirty (30) days from the date the notice of termination or non-renewal was posted by certified mail or personally delivered to Franchisee. If, however, the period of time between the date of notice of termination or non-renewal, and the effective date is more than thirty (30) days, but less than ninety (90) days, Franchisor shall not lease the Franchised Premises to another Person until the effective date of such notice of termination or non-renewal.

                  G. Nothing in this Agreement shall prohibit or restrict Franchisor from terminating or not renewing this Agreement in any lawful manner or for any lawful reason under applicable federal, state and local laws or regulations, including, but not limited to, the PMPA, as such laws or regulations may be amended from time to time.

            19.2 Mutual Termination. Franchisee and Franchisor may agree in writing to terminate or not renew this Agreement. The effective date of such termination or non-renewal shall be the date agreed to by Franchisee and Franchisor but may not be a date that is more than one hundred eighty (180) days after the date of such agreement. Franchisor shall send by certified mail, or personally deliver to Franchisee, a copy of (i) the agreement promptly after it is executed by Franchisor and Franchisee, and (ii) the PMPA Summary. Franchisee may repudiate such agreement by written notice to Franchisor, sent by certified mail, postmarked not more than seven (7) days following the date Franchisee receives a copy of such agreement.

            19.3 Termination by Franchisee. (a) If Franchisee is in substantial compliance with this Agreement and Franchisor materially breaches this Agreement and fails to cure such breach within a reasonable time after written notice thereof is delivered to Franchisor, Franchisee may terminate this Agreement. Such termination shall be effective thirty (30) days after delivery to Franchisor of written notice that such breach has not been cured and Franchisee elects to terminate this Agreement. A termination of this Agreement by Franchisee for any reason other than breach of this Agreement by Franchisor and Franchisor's failure to cure such breach within a reasonable time after receipt of written notice thereof shall be deemed a termination by Franchisee without cause.

                        (b) Franchisee may terminate this Agreement at any time by one hundred eighty (180) days advance written notice to Franchisor, posted by certified mail. Upon receipt of such notice by Franchisor, it may not be withdrawn without Franchisor's written approval.

            19.4 Termination of Lease Agreement. This Agreement shall automatically terminate upon the occurrence of any default or termination of the Lease Agreement.


                    XX.  RIGHTS AND DUTIES OF PARTIES
                      UPON EXPIRATION OR TERMINATION

            20.1 Upon termination or expiration, this Agreement and all rights granted hereunder to Franchisee shall forthwith terminate, and:

                  A. Franchisee shall immediately cease to operate the Franchised Business under this Agreement, and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.

                  B. Franchisee shall immediately and permanently cease to use, by advertising or in any manner whatsoever, any Confidential Information or any other methods, procedures, and techniques associated with the A/TS Network or any Marks and distinctive forms, slogans, signs, symbols, logos, or devices associated with the A/TS Network. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, stationery, forms, and any other articles which display the Marks associated with the A/TS Network.

                  C. Franchisee shall take such action as may be necessary to cancel or assign to Franchisor, at Franchisor's option, any assumed name rights or equivalent registration filed with state, city, or county authorities which contains Marks associated with the A/TS Network, and Franchisee shall furnish Franchisor with evidence of compliance with this obligation satisfactory to Franchisor within thirty (30) days after termination or expiration of this Agreement.

                  D. In the event Franchisee continues to operate or subsequently begins to operate any other business, Franchisee shall not use any reproduction, counterfeit, copy or colorable imitation of the Marks either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute Franchisor's rights in and to the Marks and further, Franchisee shall not utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor so as to constitute unfair competition or a deceptive trade practice.

                  E. Franchisee shall promptly pay all sums owing to Franchisor. In the event of termination for any default of Franchisee, such sums shall include all damages, costs, and expenses, including reasonable attorneys' fees, incurred by Franchisor as a result of the default.

                  F. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Agreement.

                  G. Franchisee shall immediately turn over to Franchisor all manuals and copies thereof, including the Confidential Operations Manual, records, files, instructions, brochures, agreements, disclosure statements, and any and all other materials provided by Franchisor to Franchisee relating to the operation of the Franchised Business (all of which are acknowledged to be Franchisor's property).

                  H. Franchisor shall acquire all right, title and interest to any sign or sign faces bearing the Marks. Franchisee hereby acknowledges Franchisor's right to access the Franchised Premises should Franchisor elect to take possession of any signs or sign faces bearing the Marks. If this Agreement has been terminated for cause as provided in Paragraph XIX herein, such sign removal shall be at Franchisee's cost. In the event of non-renewal of this Agreement, Franchisor shall not charge Franchisee for the cost of sign removal.

                  I. Franchisor shall have the right (but not the duty), to be exercised by notice of intent to do so within thirty (30) days after termination or expiration, to purchase for cash any or all signs (except those signs owned by Franchisor), Advertising Materials, and all items bearing Franchisor's Marks, at Franchisee's cost or fair market value, whichever is less. If the parties cannot agree on fair market value within a reasonable time, the determination shall be made by arbitration in accordance with Paragraph XXXIX of this Agreement. If Franchisor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Franchisee under this Agreement, and the cost of the arbitration, if any, against any payment therefor.

            20.2 All obligations of Franchisor and Franchisee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.


                    XXI.  TRANSFERABILITY OF INTEREST

            21.1 This Agreement and all rights hereunder can be assigned and transferred by Franchisor and, if so, shall be binding upon and inure to the benefit of Franchisor's successors and assigns.

            21.2 This Agreement and all rights hereunder may be assigned and transferred by Franchisee and, if so, shall be binding upon and inure to the benefit of Franchisee's successors and assigns, subject to the following conditions and requirements, and Franchisor's right of first refusal as set forth herein:

                  A. Franchisee may not sell, assign (including, but not limited to, assignments by operation of law) or transfer (collectively, "Assign") this Agreement without Franchisor's prior written consent. Franchisor has an absolute and unqualified right to withhold consent to such proposed Assignments. Any attempt by Franchisee to Assign this Agreement without Franchisor's prior written consent shall be void and of no force and effect. The sale, transfer, transfer by operation of law, or other disposition of Franchisee's interest, or any part thereof, in the Franchised Business, or any Person's ownership or other interest in Franchisee, if Franchisee is a corporation, partnership or other business entity, shall be an assignment requiring Franchisors prior written consent. Franchisee's written request for Franchisor's approval of any assignment must be received by Franchisor not less than ninety (90) days prior to the effective date of such requested assignment.

                  B. Notwithstanding Subparagraph A above, Franchisee may Assign this Agreement without Franchisor's consent to an immediate family member of (i) Franchisee, if Franchisee is a natural person, or (ii) Franchisee's principal
manager                           (insert name) ("Principal Manager"); provided
        -------------------------
that, in Franchisor's reasonable judgment, such family member is sufficiently qualified and trained ("Qualified Immediate Family Member").

                  C. Franchisor shall have the preferential right to meet the bona fide offer of any proposed assignee; such right to be exercised by Franchisor within sixty (60) days following the date Franchisor receives a copy of Franchisee's written request for Franchisor's approval of any assignment. Franchisee shall include in such written request the name and address of the proposed assignee and the price, terms, and conditions contained in the bona fide offer. Franchisor's failure to exercise this preferential right shall not terminate this Agreement or the preferential right or release Franchisee from any of its obligations under this Agreement.

                  D. In the event of sale, transfer, or assignment of this Agreement by Franchisee during the term of this Agreement, or at the expiration date of this Agreement, Franchisor will charge Franchisee a Transfer Fee of TEN THOUSAND Dollars ($10,000.00) ("Transfer Fee"). If the transfer is an assignment to a corporation in which Franchisee is the principal stockholder or the officer responsible for the full-time personal operation and supervision of the Franchised Business, or an assignment to a qualified immediate family member, the fee will not be charged.


                XXII.  DEATH OR INCAPACITY OF FRANCHISEE

            22.1 In the event of the death or incapacity of an individual Franchisee, or any partner of a Franchisee which is a partnership or any stockholder owning fifty percent (50%) or more of the capital stock of a Franchisee which is a corporation, the heirs, beneficiaries, devisees, or legal representatives of said individual, partner or stockholders shall notify Franchisor within fifteen (15) days of death or incapacity, and, within one hundred eighty (180) days of such event:

                  A. Apply to Franchisor for the right to continue to operate the Franchised Business for the duration of the term of this Agreement, which right shall be granted upon the fulfillment of all of the conditions set forth in Subparagraph 21.2. of this Agreement (except that no transfer fee shall be required); or

                  B. Sell, assign, transfer, or convey Franchisee's interest in compliance with the provisions of Subparagraph 21.2 of this Agreement; provided, however, in the event a proper and timely application for the right to continue to operate has been made and rejected, the one hundred eighty (180) days to sell, assign, transfer or convey shall be computed from the date of said rejection. For purposes of this Paragraph, Franchisor's silence on an application made pursuant to Subparagraph 21.2 through the one hundred and eighty (180) days following the event of death or incapacity shall be deemed a rejection made on the last day of such period.

            22.2 In the event of the death or incapacity of an individual Franchisee, or any partner or stockholder of a Franchisee which is a partnership or corporation, where the aforesaid provisions of Paragraph XXI are applicable and have not been fulfilled within the time provided, all rights licensed to Franchisee under this Agreement shall, at the option of Franchisor, terminate forthwith and Franchisor shall have the option to purchase the Franchised Business in accordance with this Agreement.


           XXIII.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION

            23.1 This Agreement does not create a fiduciary relationship between the parties nor does it constitute Franchisee as an agent, legal representative, joint venturer, partner, employee, or servant of Franchisor for any purpose whatsoever; and it is understood between the parties hereto that Franchisee shall be an independent contractor and is not authorized to make any contract, agreement, warranty or representation on behalf of Franchisor, or to create any obligation, express or implied, on behalf of Franchisor. Franchisee shall not, without the prior written approval of Franchisor, have any power to obligate Franchisor for any expenses, liabilities or other obligations, other than as is specifically provided for in this Agreement. Franchisor shall not have the power to hire or fire Franchisee's employees and, except as herein expressly provided, Franchisor may not control or have access to Franchisee's funds or the expenditure thereof, or in any other way exercise dominion or control over Franchisee's Franchised Business. It is expressly understood and agreed that neither Franchisee nor any employee of Franchisee whose compensation for services is paid by Franchisee may, in any way, directly or indirectly, expressly or by implication, be construed to be an employee of Franchisor for any purpose, most particularly with respect to any mandated or other insurance coverage, tax or contributions, or requirements pertaining to withholdings levied or fixed by any city, state or federal governmental agency.

            23.2 FRANCHISEE SHALL CONSPICUOUSLY IDENTIFY ITSELF AND ITS FRANCHISED BUSINESS IN ALL DEALINGS WITH ITS CLIENTS, CONTRACTORS, SUPPLIERS, PUBLIC OFFICIALS AND OTHERS, AS AN INDEPENDENT FRANCHISEE OF FRANCHISOR, AND SHALL PLACE SUCH NOTICE OF INDEPENDENT OWNERSHIP IN SUCH FASHION AS FRANCHISOR MAY, IN ITS SOLE AND EXCLUSIVE DISCRETION, SPECIFY AND REQUIRE FROM TIME TO TIME, IN ITS CONFIDENTIAL OPERATIONS MANUAL OR OTHERWISE.

            23.3 EXCEPT AS OTHERWISE EXPRESSLY AUTHORIZED BY THIS AGREEMENT, NEITHER PARTY HERETO SHALL MAKE ANY EXPRESS OR IMPLIED AGREEMENTS, WARRANTIES, GUARANTEES OR REPRESENTATIONS OR INCUR ANY DEBT IN THE NAME OF OR ON BEHALF OF THE OTHER PARTY, OR REPRESENT THAT THE RELATIONSHIP BETWEEN FRANCHISOR AND FRANCHISEE IS OTHER THAN THAT OF FRANCHISOR AND FRANCHISEE. FRANCHISOR DOES NOT ASSUME ANY LIABILITY, AND WILL NOT BE DEEMED LIABLE, FOR ANY AGREEMENTS, REPRESENTATIONS, OR WARRANTIES MADE BY

FRANCHISEE WHICH ARE NOT EXPRESSLY AUTHORIZED UNDER THIS AGREEMENT, NOR WILL FRANCHISOR BE OBLIGATED FOR ANY DAMAGES TO ANY PERSON OR PROPERTY WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO THE OPERATION OF THE FRANCHISED BUSINESS.

            23.4 Franchisee agrees to indemnify, defend, protect and hold harmless Franchisor (and its directors, officers, employees, agents, Affiliates, designees, representatives, stockholders, successors and assigns (collectively, "Indemnified Parties")) from and against all losses, liens, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys', consultants', and other experts' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of Franchisee's Franchised Business; provided, however, Franchisee shall not be required to indemnify, defend and hold harmless the Indemnified Parties from and against any Losses, arising out of the gross negligence ("Gross Negligence") or wilful misconduct ("Wilful Misconduct") of Franchisor and/or any other Indemnified Party. For the purpose of this Paragraph 23.4, the term "Gross Negligence" shall mean a conscious and voluntary act or omission which is in reckless disregard of the rights or property of another and the term "Wilful Misconduct" shall mean intentional, purposeful conduct of an Indemnified Party but does not include instances where an Indemnified Party is strictly liable for breach of any warranty. It is agreed that neither Franchisee nor its insurance carrier shall have the power or authority under this Agreement to make a determination as to whether an Indemnified Party caused liabilities, losses, claims, liens or demands as the result of Gross Negligence or Wilful Misconduct. If there is a disagreement between Franchisee, its insurance carrier and the Indemnified Parties as to whether or not the actions of an Indemnified Party(ies) meet the test of Gross Negligence or Wilful Misconduct, such a dispute shall be submitted for resolution to a court having jurisdiction over such disputes.

            Promptly after receipt by any Indemnified Party of notice of any demand, claim or circumstance which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation ("Asserted Liability") that may result in a Loss, the Indemnified Party shall give notice thereof ("Claims Notice") to Franchisee. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by an Indemnified Party.

            Franchisee may elect within thirty (30) days of receipt of the Claims Notice to compromise or defend, at its own expense and by its own counsel, any Asserted Liability if Franchisee acknowledges to such Indemnified Party Franchisee's obligation to fully indemnify such party with respect to such Asserted Liability;

provided, however, that a condition to any settlement by Franchisee shall be a complete and unconditional release of the Indemnified Party with respect to such claim. If Franchisee elects to compromise or defend such Asserted Liability as provided in this Paragraph 23.4, the Indemnified Party shall cooperate, at the expense of Franchisee, in the compromise or defense of such Asserted Liability. The Indemnified Party may select its own legal counsel to participate in such compromise or defense, at Franchisee's expense, to the extent such Indemnified Party, or its counsel, reasonably believes that a conflict of interest exists between Franchisee and such Indemnified Party.

            Franchisor will reimburse reasonable attorneys' fees incurred by Franchisee in a court-sought resolution if Franchisor or any other Indemnified Party is found to be Grossly Negligent or guilty of Wilful Misconduct. If Franchisee elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend such Asserted Liability; provided, however, that such payment, compromise or defense shall in no way relieve Franchisee of its indemnification responsibilities pursuant to this Agreement.

            23.5 Without limiting or detracting from the indemnity provision above or elsewhere in this Agreement, Franchisee shall comply with the applicable federal, state and local laws, rules, regulations, orders and ordinances concerning pollution and protection of the environment, with special attention to the regulations governing the storage, dispensing, and sale of unleaded gasoline; shall procure and maintain all permits and licenses required thereunder; and shall defend, indemnify, and hold harmless the Indemnified Parties from and against any and all penalties, interest, costs, expenses, claims, judgments, and orders with respect to such laws, ordinances, rules, orders, and regulations, except those determined to have been caused by the Gross Negligence or Willful Misconduct of an Indemnified Party.

            23.6 Because Franchisee has the day-to-day occupation and control of the business at the Franchised Premises, Franchisee shall:

                  A. Immediately clean up and properly dispose of all contaminants, pollutants, toxic substances, and hazardous substances which are dumped, spilled, or otherwise deposited, or which appear anywhere on, or which originate from, the Franchised Premises from whatever cause or source. All such cleanup and disposal actions shall be in compliance with all applicable laws, regulations and ordinances, and the requirements of governmental agencies, relating to pollution or protection of the environment. If the matter cleaned up and disposed of is determined after non-appealable final judgment to have been deposited through the Gross Negligence or Wilful Misconduct of an Indemnified Party, Franchisor shall reimburse Franchisee the reasonable clean-up and disposal costs.

                  B. Comply with the Occupational Safety and Health Act and rules, orders, and regulations issued and promulgated thereunder applicable to Franchisee's operation of the Franchised Business. Franchisee shall also defend, indemnify, and hold harmless the Indemnified Parties from and against any and all penalties, interest, cost, expenses, claims, judgments, and orders arising out of or incident to Franchisee's non-compliance with said Act and the rules, orders, and regulations issued and promulgated thereunder applicable to Franchisee's operation of the Franchised Business.

                  C. Comply with the Americans with Disabilities Act and rules, orders, and regulations issued and promulgated thereunder applicable to Franchisee's operation of the Franchised Business. Franchisee shall also defend, indemnify, and hold harmless the Indemnified Parties from and against any and all penalties, interest, cost, expenses, claims, judgments and orders arising out of or incident to Franchisee's non-compliance with said Act and the rules, orders, and regulations issued and promulgated thereunder applicable to Franchisee's operation of the Franchised Business.

                  D. Immediately advise Franchisor in writing of defects in or deterioration of storage tanks, submerged pumps, and/or piping as listed in the Lease Agreement, for which Franchisor has replacement responsibility. In this regard, storage tanks, submerged pumps, and/or piping at the Franchised Premises may result in major environmental and property damage. One of the recommended methods used to warn of a potential leak is the implementation and adherence to a motor fuel inventory program that includes a daily stick measurement of the volume of motor fuel in storage and recording of the volume of motor fuel received and sold. Franchisee agrees to implement and adhere to a daily inventory plan incorporating the above described elements. Franchisee shall immediately notify Franchisor when a loss of motor fuel is equal to or greater than one thousand (1,000) gallons reflected in its daily inventory system, but not later than the next day, by the fastest means available. This loss may be considered a paper shortage of motor fuel even though the motor fuel may be reflecting an overage. Franchisee should use his best judgment and past historical data in determining losses during periods of fuel expansion or shrinkage during storage. If Franchisee's first notification to Franchisor of a loss is verbal, Franchisee shall confirm such notice in writing immediately after giving the verbal notice. Franchisor shall have the sole right to determine what tests are required to confirm any leaks and what corrective measures are to be taken. If Franchisee keeps a daily inventory system and notifies Franchisor immediately upon detecting a motor fuel loss, Franchisee shall be released from its obligation to defend, indemnify, and hold the Indemnified Parties harmless from any claims, costs, fines, penalties, and damages related to a leak in the underground tanks, submerged pumps, or piping, except for any leak arising from the negligent or willful acts or omissions of Franchisee, its contractors, agents, or employees. If Franchisee, its employees or agents is negligent, or if Franchisee does not maintain a daily inventory system and/or fails to immediately advise Franchisor of an indicated loss, Franchisee shall be responsible for and shall indemnify, defend, and hold the Indemnified Parties harmless from, any and all claims, costs, fines, penalties, or damages of every nature related to any leak not detected and/or reported. Such failure to maintain an inventory system or immediately notify Franchisor of an indicated loss or water contamination shall be grounds for termination or non-renewal of this Agreement.

            23.7 Indemnified Parties do not assume any liability whatsoever for acts, errors, or omissions of those with whom Franchisee may contract, regardless of the purpose. Franchisee shall hold harmless and indemnify Indemnified Parties for all losses and expenses which may arise out of any acts, errors or omissions of these third parties.

            23.8 Franchisor shall not, by virtue of any approvals, advice or services provided to Franchisee, assume responsibility or liability to Franchisee or any third parties to which Franchisor would not otherwise be subject.


                            XXIV.  APPROVALS

            24.1 Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefor, and, except as otherwise provided herein, any approval or consent granted must be in writing to be binding upon Franchisor.

            24.2 Franchisor makes no warranties or guarantees upon which Franchisee may rely and assumes no liability or obligation to Franchisee or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or services to Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.


                   XXV.  AMENDMENTS; WAIVERS; REMEDIES

            25.1 Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Franchisee and Franchisor, or in the case of a waiver, by the party against whom the waiver is to be effective.

            25.2 No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No single or partial exercise by either party in exercising any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any right or remedies provided by law.


                      XXVI.  SUCCESSORS AND ASSIGNS

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                          XXVII.  GOVERNING LAW

            This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.


                  XXVIII.  COUNTERPARTS; EFFECTIVENESS

            This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.


                         XXIX.  ENTIRE AGREEMENT

            This Agreement, together with the Lease Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder (except the rights given to the Indemnified Parties in Paragraph XXIII).


                           XXX.  JURISDICTION

            Each of the parties hereto irrevocably submits to the jurisdiction of any state or federal court sitting in the county and state in which the Franchised Business is located, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court or to contest the jurisdiction (in rem or in personam) or power or decision of such court over or pertaining to the party or with respect to the subject matter in any other court within or outside of the United States other than appropriate appellate courts. Each of the parties hereto irrevocably waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party hereto with respect thereto.


                             XXXI.  CAPTIONS

            The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.


                          XXXII.  SEVERABILITY

            If any provisions of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.


                          XXXIII.  CONSTRUCTION

            Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular.


                          XXXIV.  INCONSISTENCY

            In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Lease Agreement and other agreements between the parties, the terms and provisions of the Franchise Agreement shall govern and control.

                          XXXV.  FORCE MAJEURE

            The period of time during which either party hereto is prevented or delayed in the performance or fulfilling any obligation, or any other fees or sums and charges due hereunder, due to unavoidable delays caused by force majeure, earthquake, fire, flood, or the elements, malicious mischief, riots, strikes, lockouts, boycotts, picketing, labor disputes or disturbance, war, compliance with any directive, order or regulation of any governmental authority or representative thereof acting under claim or color of authority, or for any reason beyond such party's reasonable control, whether or not similar to the foregoing, shall be added to such party's time for performance thereof, and such party shall have no liability by reason thereof.


                             XXXVI.  NOTICE

            All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through a reputable overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

Notices to Franchisor:  NATIONAL AUTO/TRUCKSTOPS, INC.
                        1650 East Golf Road
                        Schaumburg, Illinois 60196-1088
                        Attention: C.  William Osborne
                        Telex:
                        Telecopy:  (708) 330-5835

Notices to Franchisee:
                        -------------------------
                        -------------------------
                        -------------------------
                        Attention:
                        Telex:
                        Telecopy:

            Either party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended. Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.


                 XXXVII.  COST OF ENFORCEMENT OR DEFENSE

            If a claim for amounts owed by Franchisee to Franchisor is asserted in any legal proceeding before a court of competent jurisdiction, or if Franchisor or Franchisee is required to enforce this Agreement in a judicial proceeding, the prevailing party shall be entitled to reimbursement of its costs, including reasonable accounting and legal fees, in connection with such proceeding.


                       XXXVIII.  INJUNCTIVE RELIEF

            Franchisor shall have the right to obtain injunctive relief against threatened or actual conduct by Franchisee that will cause Franchisor loss or damages, for Franchisee's material misuse or unauthorized use of the Marks, for Franchisee's threatened or actual violation of the provisions of this Agreement governing Confidential Information. Such injunctive relief shall be governed under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.


                           XXXIX.  ARBITRATION

            39.1 Any monetary claim of less than ONE HUNDRED THOUSAND Dollars ($100,000.00) in dispute arising out of or relating to this Agreement, or any breach thereof, shall be submitted to arbitration before a single arbitrator in the county and state where Franchisor's principal place of business is located at the time such action is brought forth in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof. The arbitrator is explicitly authorized to award attorneys' fees as part of his or her award. Nothing contained herein shall, however, be construed to limit or to preclude Franchisor from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as Franchisor deems to be necessary or appropriate to compel Franchisee to comply with its obligations hereunder or to protect Franchisor's Marks or other property rights of Franchisor. In addition, nothing contained herein shall be construed to limit or to preclude Franchisor from joining with any action for injunctive or provisional relief all monetary claims that Franchisor may have against Franchisee which arise out of the acts or omissions to act giving rise to the action for injunctive or provisional relief. This arbitration provision shall be deemed to be self-executing and in the event that Franchisee fails to appear at any properly noticed arbitration proceeding, award may be entered against Franchisee notwithstanding its failure to appear.

            39.2 Nothing herein contained shall bar the right of either party to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration.

            39.3 It is the intent of the parties that any arbitration between Franchisor and Franchisee shall be of Franchisee's individual claim and that the claim subject to arbitration shall not be arbitrated on a class-wide basis.


                           XL.  LINE OF CREDIT

            In order to guaranty Franchisee's performance of its monetary obligations to Franchisor pursuant to this Agreement, Franchisee shall establish a line of credit with Franchisor's Credit Department in an amount determined by Franchisor's Credit Department. In the event that Franchisee fails to pay any amounts due pursuant to this Agreement, Franchisor may refuse to extend credit to Franchisee.


                              XLI.  CAVEAT

            The success of the business venture contemplated to be undertaken by Franchisee by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Franchisee as an independent business entity, and its active participation in the daily affairs of the business as well as other factors. Franchisor does not make any representation or warranty express or implied as to the potential success of the business venture in this Agreement.


                         XLII.  ACKNOWLEDGMENTS

            42.1 Franchisee represents and acknowledges that it has received, read and understood this Agreement and Franchisor's Uniform Franchise Offering Circular; and that Franchisor has fully and adequately explained the provisions of each to Franchisee's satisfaction; and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

            42.2 Franchisee acknowledges that it has received a copy of this Agreement and the attachments thereto, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that Franchisee has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten (10) business days prior to the date on which this Agreement was executed.

            42.3 Franchisee has been advised to consult with its own advisors with respect to the legal, financial and other aspects of this Agreement, the business franchised hereby, and the prospects for that business. Franchisee has either consulted with such advisors or has deliberately declined to do so.

            42.4 Franchisee affirms that all information set forth in any and all applications, financial statements and submissions to Franchisor is true, complete and accurate in all respects, with Franchisee expressly acknowledging that Franchisor is relying upon the truthfulness, completeness and accuracy of such information.

            42.5 Franchisee has conducted an independent investigation of the business contemplated by this Agreement and recognizes that, like any other business, an investment in a Franchised Business involves business risks and that the success of the venture is primarily dependent upon the business abilities and efforts of Franchisee.


            42.6 FRANCHISEE UNDERSTANDS AND ACKNOWLEDGES THAT ALL REPRESENTATIONS OF FACT MADE BY FRANCHISOR HEREIN ARE MADE SOLELY BY FRANCHISOR. ALL DOCUMENTS, INCLUDING FRANCHISOR'S FRANCHISE AGREEMENT AND UNIFORM FRANCHISE OFFERING CIRCULAR AND ALL EXHIBITS THERETO, HAVE BEEN PREPARED SOLELY IN RELIANCE UPON REPRESENTATIONS MADE AND INFORMATION PROVIDED BY FRANCHISOR, ITS OFFICERS AND ITS DIRECTORS. FRANCHISEE FURTHER AGREES THAT IT HAS NO CLAIM AGAINST, AND WILL INDEMNIFY AND HOLD HARMLESS, THE PREPARER OF ANY AND ALL SUCH FRANCHISE AGREEMENTS, OFFERING CIRCULARS AND EXHIBITS THERETO, WITH RESPECT TO ANY AND ALL LOSS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), DAMAGES AND LIABILITIES RESULTING FROM ANY REPRESENTATIONS AND/OR CLAIMS MADE BY FRANCHISOR IN SUCH DOCUMENTS.


            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Agreement in multiple copies the day and year first above written.

                                     NATIONAL AUTO/TRUCKSTOPS, INC.

ATTEST:
                                     By:
-----------------------                 ---------------------------------
Witness




ATTEST:

                                                       Witness Franchisee
-----------------------       ------------------------
                                                       Witness Franchisee
-----------------------       ------------------------